                                                                     EXHIBIT 2.1

                          BUSINESS PURCHASE AGREEMENT


                               INFACT PTY LIMITED
                      AS TRUSTEE OF THE INFACT UNIT TRUST
                                ACN 006 294 953

                                      and

                   TIER TECHNOLOGIES (AUSTRALIA) PTY LIMITED
                                ACN 076 287 039

                                                         FREEHILL
                                                       -------------
                                                       HOLLINGDALE &
                                                       -------------
                                                           PAGE

                                   MLC CENTRE  MARTIN PLACE  SYDNEY  NEW SOUTH WALES  2000  AUSTRALIA
                      TELEPHONE (02) 9225 5000 INT + (61 2) 9225 5000 FACSIMILE (02) 9322 4000 DX 361 SYDNEY
                                                      REFERENCE:  PJC:JPC:30B
                        SYDNEY  MELBOURNE  PERTH  CANBERRA  BRISBANE  SINGAPORE  HANOI  HO CHI MINH CITY
                                                  CORRESPONDENT OFFICE IN JAKARTA

                   Liability is limited by the Solicitors Scheme under the Professional Standards Act 1994 (NSW)

                                                    Business Purchase Agreement
--------------------------------------------------------------------------------

TABLE OF CONTENTS

Clause                                                                                                            Page

1 DEFINITIONS AND INTERPRETATION                                                                                    1

     1.1 Definitions                                                                                                1
     1.2 Interpretation                                                                                             8
     1.3 Business Day                                                                                               9
     1.4 Accounting Standards                                                                                       9

2 SALE AND PURCHASE                                                                                                10

     2.1 Sale of Business Assets                                                                                   10
     2.2 Control and Management of the Business                                                                    10
     2.3 Continuing Operations of Business                                                                         10

3 PURCHASE PRICE                                                                                                   11

     3.1 Purchase Price                                                                                            11
     3.2 Apportionment                                                                                             11
     3.3 Payment at Settlement                                                                                     12
     3.4 Escrow of Tier Shares                                                                                     12
     3.5 Escrow Cash                                                                                               12
     3.6 Release of Tier Shares and Escrow Cash on First Anniversary                                               12
     3.7 Release of Tier Shares and Escrow Cash on Second Anniversary                                              14
     3.8 First Performance Target - Additional Purchase Price                                                      16
     3.9 Second Performance Target - Additional Purchase Price                                                     17
     3.10 Extension of payment                                                                                     18

4 SETTLEMENT STATEMENT                                                                                             19

     4.1 Settlement Statement                                                                                      19

5 PAYMENTS IN ADVANCE OR ARREARS                                                                                   19

     5.1 Advance payments                                                                                          19
     5.2 Arrears payments                                                                                          20

6 RECEIVABLES                                                                                                      20

     6.1 Collection by Buyer                                                                                       20
     6.2 Accounting for Receivables                                                                                20
     6.3 Written account and payment                                                                               21
     6.4 Buyer to provide information                                                                              21
     6.5 Seller's responsibility                                                                                   21
     6.6 Seller to Account to Buyer                                                                                21

7 CONTRACTS AND ASSETS LEASES                                                                                      21

     7.1 Transfer of Contracts and Assets Leases                                                                   21
     7.2 Position pending transfer of Contracts                                                                    21

Clause                                                                                                            Page
     7.3 Right of use or occupation pending transfer of Assets Leases and Sydney Lease                             22
     7.4 Claims by third parties                                                                                   22
     7.5 Failure to transfer Contract, Assets Lease or Sydney Lease                                                23

8 EMPLOYEES AND CONTRACTORS                                                                                        23

     8.1 Offer of employment by Buyer                                                                              23
     8.2 Key Employee Contracts                                                                                    23
     8.3 Termination by Seller                                                                                     24
     8.4 Non-transferring Employees                                                                                24
     8.5 Allowances                                                                                                24
     8.6 Indemnity                                                                                                 24
     8.7 Novation of Contractors                                                                                   24
     8.8 Engagement of Contractors by Buyer                                                                        24
     8.9 The Seller to Pay Out Contractors                                                                         25
     8.10 Contractors and Employees Value                                                                          25

9 SUPERANNUATION                                                                                                   25

     9.1 Seller to Make Payments                                                                                   25

10 PERIOD BEFORE SETTLEMENT                                                                                        25

     10.1 Carrying on of the Business - by the Seller                                                              25
     10.2 Further Performance by Seller                                                                            26
     10.3 Access                                                                                                   27

11 PURCHASE DATE AND SETTLEMENT                                                                                    27

     11.1 Date for Settlement                                                                                      27
     11.2 Delivery of documents at Settlement Date                                                                 27
     11.3 Delivery of Tangible Assets                                                                              28
     11.4 Delivery of Business Records and documents of title                                                      28
     11.5 Delivery of Employment and Contractor Documents                                                          28
     11.6 Buyer's obligations at Settlement                                                                        28

12 TITLE AND RISK                                                                                                  29

     12.1 Title                                                                                                    29
     12.2 Risk                                                                                                     29

13 CHANGE OF NAMES                                                                                                 29

     13.1 Change of company name                                                                                   29
     13.2 Use of Business Names                                                                                    29

14 CONTINUING COOPERATION                                                                                          29

     14.1 Carrying on of Business                                                                                  29
     14.2 Trade connections                                                                                        29
     14.3 Customer enquiries                                                                                       29

Clause                                                                                                            Page

     14.4 Documents to be available after the Purchase Date                                                        30
     14.5 Preparation of financial statements                                                                      30

15 AFTER SALES SERVICE                                                                                             30

     15.1 Supply of after-sales service                                                                            30

16 COMPETITION                                                                                                     31

     16.1 Undertakings                                                                                             31
     16.2 Separate undertakings                                                                                    31
     16.3 Value of the Business                                                                                    32
     16.4 Legal advice                                                                                             32
     16.5 Injunction                                                                                               32
     16.6 Survival of obligations                                                                                  32

17 WARRANTIES AND GENERAL INDEMNITIES                                                                              32

     17.1 Giving of Warranties                                                                                     32
     17.2 Buyer's investigation                                                                                    32
     17.3 Independent Warranties                                                                                   33
     17.4 Indemnity                                                                                                33
     17.5 Minimum Claim under Warranties                                                                           33

18 RESCISSION AND DAMAGES                                                                                          33

     18.1 Right of Buyer to rescind                                                                                33
     18.2 Interest on moneys in Default                                                                            34
     18.3 Time of the Essence                                                                                      34
     18.4 Right of Seller to rescind for default in settlement                                                     34

19 PROPERTY LEASE                                                                                                  34

20 DUTIES, COSTS AND EXPENSES                                                                                      34

     20.1 Duties                                                                                                   34
     20.2 Costs and expenses                                                                                       35
     20.3 Costs of performance                                                                                     35

21 DISPUTE RESOLUTION                                                                                              35

22 GENERAL                                                                                                         35

     22.1 Notices                                                                                                  35
     22.2 Governing law and jurisdiction                                                                           36
     22.3 Waivers                                                                                                  36
     22.4 Variation                                                                                                37
     22.5 Cumulative rights                                                                                        37
     22.6 Non-merger and survival of Warranties                                                                    37
     22.7 Continuing indemnities and survival of indemnities                                                       37
     22.8 Further assurances                                                                                       37

Clause                                                                                                            Page
     22.9 Specific performance                                                                                    37
     22.10 Entire agreement                                                                                       38
     22.11 Third party rights                                                                                     38

SCHEDULE 1 - WARRANTIES

SCHEDULE 2 - CLIENT CONTRACTS

SCHEDULE 3 - MATERIAL CONTRACTS

SCHEDULE 4 - EMPLOYEES

SCHEDULE 5 - CONTRACTORS

SCHEDULE 6 - PROPERTY

SCHEDULE 7 - INTELLECTUAL PROPERTY RIGHTS

SCHEDULE 8 - TANGIBLE ASSETS

SCHEDULE 9 - SETTLEMENT STATEMENT

SCHEDULE 10 - SUPERANNUATION

SCHEDULE 11 - ASSETS LEASES

SCHEDULE 12 - RECEIVABLES

SCHEDULE 13 - SOFTWARE PRODUCTS BUSINESS

ANNEXURE A - CLIENT CONTRACTS

ANNEXURE B - CONTRACTOR CONTRACTS

ANNEXURE C - EMPLOYEE CONTRACTS

ANNEXURE D - ACCOUNTS

ANNEXURE E - ASSETS LEASES

ANNEXURE F - CLIENT NOVATION AGREEMENTS

ANNEXURE G - CONTRACTOR NOVATION AGREEMENTS

ANNEXURE H - OFFER OF EMPLOYMENT BY BUYER

ANNEXURE I - PROPERTY LEASE

ANNEXURE J - BUSINESS NAMES ASSIGNMENT AND LICENCE

ANNEXURE K - KEY EMPLOYEE CONTRACTS

ANNEXURE L - ESCROW AGREEMENT

ANNEXURE M - TIER SHARES AGREEMENT

ANNEXURE N - ASSIGNMENT OF TRADE MARKS

ANNEXURE O - ASSIGNMENT OF COPYRIGHT

ANNEXURE P - SYDNEY LEASE

ANNEXURE Q - BUSINESS PLAN

ANNEXURE R - TIER SHARES COMPUTATION

--------------------------------------------------------------------------------
THIS BUSINESS PURCHASE AGREEMENT

          is made as at 1 August 1998 between the following parties:

          1.  INFACT PTY LIMITED
              AS TRUSTEE FOR THE INFACT UNIT TRUST
              ACN 006 294 953
              of 4th Floor, 333 Flinders Lane, Melbourne, Victoria, 3000
              (SELLER)

          2.  TIER TECHNOLOGIES (AUSTRALIA) PTY LIMITED
              ACN 076 287 039
              of 99 Walker Street, North Sydney, New South Wales, 2060
              (BUYER)


RECITALS

          A.  The Seller is the owner of the Business.

          B. The Seller agrees to sell and the Buyer agrees to buy the Business on the terms and conditions set out in this agreement.

          C. The parties acknowledge that the Seller's past operations are broader than the Business which is being sold pursuant to this agreement and that the Seller will continue to carry on limited operations of its Software Products Business in accordance with the terms of this agreement.

          D. The parties have agreed that the Buyer shall engage the Key Employees to manage and conduct the Business on the terms set out in this agreement; that the Business shall continue to be conducted for a period of 2 years by the Buyer under the business name of, "Infact a Division of the Buyer", or words to that effect; and that the Business will be accounted for as a separate profit centre.


THE PARTIES AGREE

          in consideration of, among other things, the mutual promises contained in this agreement:

--------------------------------------------------------------------------------
1  DEFINITIONS AND INTERPRETATION

    1.1   DEFINITIONS

          In this agreement:

          ACCOUNTS means the balance sheet in respect of the Business and the profit and loss account in respect of the Business for the years ending 30 June 1996, 1997 and 1998 and attached to this agreement as annexure D;

          ACCOUNTS DATE means 30 June 1998;

          ACCOUNTING STANDARDS means the accounting standards and practices determined under clause 1.4;

          ASSETS LEASES means the assets leases listed in schedule 11 and attached as annexure E;

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                                                                          Page 1

                                                     Business Purchase Agreement

          AUTHORISATION includes:

          (a) any consent, registration, filing, agreement, notarisation, certificate, licence, approval, permit, authority or exemption from, by or with a Governmental Agency; and

          (b) any consent or authorisation regarded as given by a Governmental Agency due to the expiration of the period specified by a statute within which the Governmental Agency should have acted if it wished to proscribe or limit anything already lodged, registered or notified under that statute;

          BUSINESS means the business of Infact Pty Limited (other than the Software Products Business carried on by the Seller primarily in Victoria and New South Wales;

          BUSINESS ASSETS means all the assets situated in Victoria and New South Wales used in or forming part of the Business and includes, but is not limited to:

          (a)  the Client Contracts;

          (b)  the Tangible Assets;

          (c)  the Business Records;

          (d)  the Contracts;

          (e)  the Goodwill;

          (f)  the Assets Leases; and

          (g)  the Intellectual Property Rights;

          BUSINESS DAY means a day on which banks are open for business in Sydney;

          BUSINESS NAMES means all the business names of the Seller, including those described in schedule 7;

          BUSINESS NAMES ASSIGNMENT AND LICENCE means the agreement dated on or about the date of this agreement and forming annexure J;

          BUSINESS PLAN means the business plan forming Annexure Q;

          BUSINESS RECORDS means in relation to the Business:

          (a)  correspondence with Clients in relation to the Client Contracts;

          (b)  customer lists;

          (c)  supplier lists;

          (d) records of Transferring Employees and of the amounts referred to in clause 8.5 and clause 9;

          (e)  records of all Contractors;

          (f)  records of Contracts and Assets Leases;

          (g)  records of Receivables;

          (h)  computer programmes, data bases and software;

          (i)  originals or copies of ledgers, journals and books of account;

          (j) information on the marketing of any services provided in the Business;


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                                                                          Page 2
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                                                     Business Purchase Agreement

          (k)  results of research carried out and other know-how; and

          (l) all other documents and records in respect of the Business or the Business Assets;

          CLIENT CONTRACTS means all the contracts in relation to the Business between the Seller and the Clients, including those described in schedule 2 and forming annexure A;

          CLIENT NOVATION AGREEMENTS means agreements in the form of annexure F;

          CLIENTS means all the clients of the Seller in relation to the Business, including those described in schedule 2;

          CONTINUING BUSINESS means the business arising from the acquisition of the Business carried on by the Buyer in Australia after the Purchase Date which involves the provision of project information technology consulting services of the same or substantially similar type to those provided in the Business (except for the provision of project information technology consulting services by the Buyer's pre-existing business as at the Purchase Date). Without limitation, the Continuing Business will include all project information technology consulting services provided in Australia to the Infact Clients. If the Buyer acquires any other business in Australia which offers project information technology consulting services, then that business will be excluded from this definition of Continuing Business;

          CONTRACTOR CONTRACTS means all the contracts between the Seller and the Contractors in relation to the Business, including those forming annexure B;

          CONTRACTOR NOVATION AGREEMENTS means the agreements in the form of annexure G;

          CONTRACTORS means all the independent contractors of the Seller in relation to the Business, including those described in schedule 5;

          CONTRACTS means the agreements in respect of the Business to which the Seller is a party and which are, in whole or in part, executory as at the Purchase Date but excludes:

          (a) the Client Contracts, Contractor Contracts and the contracts of employment with Employees;

          (b)  the Assets Leases; and

          (c) any agreements to the extent they relate to Excluded Assets or Liabilities which are not otherwise assumed by the Buyer under this agreement;

          COPYRIGHT means all the copyright of the Seller in relation to the Business, including those described in schedule 7;

          DISCLOSURE LETTER means the letter from the Seller to the Buyer dated on or about the date of this agreement and delivered to the Buyer before the signing of this agreement and which contains disclosures in respect of the Warranties;

          DOLLARS, A$ and $ means the lawful currency of the Commonwealth of Australia;

          DUTY means any stamp, transaction or registration duty or similar charge imposed by any Governmental Agency and includes, but is not limited to, any interest, fine, penalty, charge or other amount imposed in respect of the above;

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                                                                          Page 3
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                                                     Business Purchase Agreement

          EMPLOYEE AND CONTRACTOR RELEASE means the release described in clauses
          8.3 and 8.8;

          EMPLOYEES means all the employees of the Seller in relation to the Business, including those listed in schedule 4 and any persons who become employees of the Seller between the date of this agreement and the Settlement Date;

          ENCUMBER shall mean to create or suffer to exist an Encumbrance;

          ENCUMBRANCE means an interest or power:

          (a) reserved in or over an interest in any asset including, but not limited to, any retention of title; or

          (b) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

          by way of security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to, any agreement to grant or create any of the above;

          ESCROW AGENT means Williams Hatchman & Kean Nominees Pty Limited ACN 001 874 808 of Level 15, 309 Kent Street, NSW 2000;

          ESCROW AGREEMENT means the agreement so styled and forming annexure L;

          ESCROW CASH means the cash referred to in clause 3.1((a))((3)) held pursuant to the Escrow Agreement;

          EXCLUDED ASSETS means the following assets of the Seller used in or forming part of the Business:

          (a) cash, including, but not limited to, funds held with any bank or financial institution to the credit of the Seller and cash on hand as at the Purchase Date;

          (b)  the Receivables for work performed prior to the Purchase Date;
               and

          (c) any other debts owed to the Seller existing prior to the Purchase Date;

          EXCLUDED RECORDS means those Business Records which the Seller is required by law to retain;

          FIRST PERFORMANCE BONUS means the performance bonus referred to in clause 3.8((a));

          FIRST PERFORMANCE TARGET means the performance target referred to in clause 3.8((a));

          GOODWILL means the goodwill in respect of the Business and includes the exclusive right for the Buyer to represent itself as carrying on the Business as the successor of the Seller;

          GOVERNMENTAL AGENCY means any government or governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity in any part of the world;

          IMMEDIATELY AVAILABLE FUNDS means cash or bank cheque;

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                                                                          Page 4

                                                     Business Purchase Agreement

          INFACT CLIENTS means each of the clients of the Seller as at the Purchase Date and any person who was a client of the Seller at any time during the 2 years preceding the Purchase Date;

          INFACT UNIT TRUST means the unit trust created by the Infact Unit Trust Deed;

          INFACT UNIT TRUST DEED means the Deed of Trust dated 26 June 1984 (as varied) between the seller as trustee and Paul Geoffrey Henning;

          INITIAL PURCHASE PRICE means the amount specified in clause 3.1((a))((1));

          INDEPENDENT ACCOUNTANT means a chartered accountant, independent of the Seller and the Buyer, agreed by them or in default of agreement within 14 days, nominated by the President for the time being of the Institute of Chartered Accountants (NSW Branch);

          INTELLECTUAL PROPERTY RIGHTS means the rights and interests of the
          Seller:

          (a) in respect of confidential information, trade secrets, know-how, scientific, technical and product information used in or forming part of the Business;

          (b) in any copyright, patent, design or trademark used in or forming part of the Business; and

          (c) to protect the reputation of the services provided under the brand names or the Business Names and against passing off by others,

          and includes, but is not limited to, the Trade Marks and the Copyrights listed in schedule 7;

          KEY EMPLOYEE CONTRACTS means the Contracts for the employment by the Buyer of the Key Employees and forming annexure K;

          KEY EMPLOYEES means Mike van de Wiel and Tony Barker;

          LIABILITIES means all liabilities of the Seller or any other person in respect of the Business as at the Purchase Date and includes, but is not limited to:

          (a) a liability of the Seller to an employee or a trade creditor of the Business;

          (b) a liability of the Seller in respect of a breach of warranty or other term of a Client Contract or any other contract concerning the Business;

          (c)  a liability of the Seller to a Related Corporation of the Seller;

          (d) a liability of the Seller in respect of a loan, bank overdraft, trade bill facility, other financial accommodation, guarantee or indemnity;

          (e) a judgment debt, fine, criminal or civil penalty, liability for damages or compensation or to account for profits or to make restitution;

          (f)  a Tax or a Duty;

          (g) a fee, charge or expense for legal, accounting or other professional services for which the Seller is liable,

          irrespective of whether the liability:

          (h)  is actual, prospective, contingent or otherwise;

          (i)  is at any time ascertained or unascertained;

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                                                                          Page 5

                                                     Business Purchase Agreement

          (j) is owing or incurred by or on account of the Seller alone or severally or jointly with any other person; or

          (k)  comprises any combination of the above;

          MATERIAL CONTRACT means a Contract which:

          (a) is material to the proper and efficient operation of the Business;

          (b) imposes on the Seller, or when assigned or novated under this agreement will impose on the Buyer, an obligation in respect of the Business or the Business Assets:

               (1)  to pay more than $10,000;

               (2)  which continues for more than 6 months;

               (3) which restricts the places or manner in which the Business may be carried on; or

               (4)  is onerous in the context of the Business; or

          (c) upon ceasing to be executory is more likely than not to result in a loss to the Seller, or when assigned or novated under this agreement, the Buyer;

          including those set out in schedule 3;

          MONTH means calendar month;

          NET PROFIT means net profit before income tax of the Continuing Business calculated in accordance with the Accounting Standards and before giving effect to:

          (a) transition costs other than normal and customary expenses in excess of $10,000 incurred at the direction of the Buyer; and

          (b)  any costs associated with direct Buyer overheads;

          OFFICER means, in relation to a body corporate, a director or secretary of that body corporate;

          PROPERTIES means the properties leased under the Property Lease and the Sydney Lease described in schedule 6;

          PROPERTY LEASE means the property lease (including the sublicence of part of the property by the Buyer to the Seller for the purposes of conducting the Software Products Business) dated on or about the date of this agreement between the Seller and the Buyer and forming annexure I;

          PURCHASE DATE means 1 August 1998;

          PURCHASE PRICE means the purchase price payable for the Business Assets calculated under part 3;

          RECEIVABLES means the trade debts acquired in the ordinary course of ordinary business of the Business owed to the Seller at the Purchase Date as set out in schedule 12 and as specified in the Settlement Statement;

          RELATED CORPORATION means a "related body corporate" as that expression is defined in the Corporations Law and includes a body corporate which is at any time after the date of this agreement a "related body corporate" but ceases to be a

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                                                                          Page 6
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                                                     Business Purchase Agreement

          "related body corporate" because of an amendment, consolidation or replacement of the Corporations Law;

          RELEASE NOTICE means the notice set out in schedule 1 of the Escrow Agreement;

          REVENUE means revenue (net of discounts) earned for services (net of any associated licence fees) provided whether or not paid, invoiced or in respect of which payment or invoicing is the subject of any contingency but to be adjusted if unpaid after 180 days from the date of invoice;

          SECOND PERFORMANCE BONUS means the performance bonus referred to in clause 3.9((a));

          SECOND PERFORMANCE TARGET means the performance target referred to in clause 3.9((a));

          SETTLEMENT means completion of the sale and purchase of the Business Assets;

          SETTLEMENT DATE means the date set under clause 11.1 or such other date as the parties may agree;

          SETTLEMENT STATEMENT means the statement to be prepared as at the Settlement Date under clause 4.1 and in the form of schedule 9;

          SOFTWARE PRODUCTS BUSINESS means the employees set out in schedule 13 and associated contracts and tangible assets;

          SUBSIDIARY has the same meaning as in the Corporations Law;

          SYDNEY LEASE means the property lease forming annexure P;

          TANGIBLE ASSETS means the all assets used in the Business, including those described in schedule 8;

          TAX means any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding which is assessed, levied, imposed or collected by any Governmental Agency and includes, but is not limited to, any interest, fine, penalty, charge, fee or other amount imposed in respect of the above;

          TIER SHARE CERTIFICATES means the share certificates issued in the name of "Infact Pty Limited as trustee of the Infact Unit Trust" in relation to the Tier Shares and referred to in clauses 3.4((a)) and 3.4((b));

          TIER SHARES means the number of the Class B common stock in Tier Technologies calculated by dividing $1,500,000 by the average closing price for the 5 trading days immediately preceding the date of this agreement (converted to Australian dollars using the average exchange rate quoted by the Commonwealth Bank of Australia for buying US dollars as at the end of trading for the 5 trading days immediately preceding the date of this agreement) of Class B common stock in Tier Technologies as determined by Annexure R;

          TIER SHARES AGREEMENT means the agreement dated on or about the date of this agreement between the Buyer, Tier Technologies and the Seller under which, amongst other things, the Seller acknowledges certain restrictions on the Tier Shares imposed under the United States Securities Act and forming annexure M;

          TIER TECHNOLOGIES means Tier Technologies, Inc. a company duly incorporated in the State of California with principal office at 1350 Treat Boulevard, Suite 250, Walnut Creek, California 94596;

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                                                                          Page 7

                                                     Business Purchase Agreement

          TRADE MARKS means all the trade marks of the Business, including those described in schedule 7;

          TRANSFERRING CONTRACTOR means a Contractor who duly executes a Contractor Novation Agreement under clause 8.7;

          TRANSFERRING EMPLOYEE means an Employee who accepts the Buyer's offer of employment under clause 8.1; and

          WARRANTIES means the representations and warranties set out in schedule 1.

    1.2   INTERPRETATION

          (a) In this agreement, headings and boldings are for convenience only and do not affect the interpretation of this agreement and, unless the context otherwise requires:

               (1) words importing the singular include the plural and vice versa;

               (2)  words importing a gender include any gender;

               (3) other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

               (4) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Governmental Agency;

               (5) a reference to any thing (including, but not limited to, any right) includes a part of that thing;

               (6) a reference to a part, clause, party, annexure or schedule is a reference to a part and clause of, and a party, annexure and schedule to, this agreement and a reference to this agreement includes any annexure and schedule;

               (7) a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

               (8) a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

               (9) a reference to a party to a document includes that party's successors and permitted assigns;

               (10) a covenant or agreement on the part of two or more persons binds them jointly and severally;

               (11) a reference to an agreement other than this agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding, whether or not in writing;

               (12) a reference to an asset includes all property of any nature, including, but not limited to, a business, and all rights, revenues and benefits;

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                                                     Business Purchase Agreement

               (13) a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind; and

               (14) a reference to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death.

          (b) This agreement shall be construed in accordance with the acknowledgment and intent of the parties as set out in the recitals.

    1.3   BUSINESS DAY

          Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the preceding Business Day.

    1.4   ACCOUNTING STANDARDS

          (a) In respect of any accounting practice relevant to this agreement, unless otherwise expressly required otherwise the following accounting standards apply:

               (1)  the accounting standards required under the Corporations
                    Law;

               (2) if no accounting standard applies under the Corporations Law in relation to an accounting practice, the standards acceptable to the Australian Accounting Research Foundation, including:

                    (A)  the Australian Accounting Concepts;

                    (B)  the Australian Accounting Standards; and

                    (C)  the Approved Accounting Standards; and

               (3) if no accounting standard applies under clause 1.4((a))((1)) or 1.4((a))((2)), the accounting practice agreed between the parties and, failing agreement, the accounting practice determined under clause 1.4((b)).

          (b) If the parties do not agree under clause 1.4((a))((3)), the matter must be referred as soon as practicable to the President of the Institute of Chartered Accountants in Australia or his nominee for determination of the appropriate accounting practice. Any party may make the referral under this clause 1.4((b)).

          (c) A determination under clause 1.4((b)) is final and binding on the parties.

          (d) The parties must bear equally the costs of the referral and determination under clause 1.4((b)).

          (e) In making a determination under clause 1.4((b)), the President of the Institute of Chartered Accountants or his nominee acts as an expert, not as an arbitrator.

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2   SALE AND PURCHASE

    2.1   SALE OF BUSINESS ASSETS

          With effect on the Purchase Date:

          (a)  the Seller must sell and the Buyer must buy the Business Assets,

          (b) the Seller must release the Transferring Employees and the Transferring Contractors; and

          (c) the Seller and the Buyer must enter into the Property Lease and the Property Sublease,

          for the Purchase Price free of Encumbrances and other third party rights.

    2.2   CONTROL AND MANAGEMENT OF THE BUSINESS

          The Seller and the Buyer acknowledge and agree that with effect on and from the Purchase Date subject to the terms of this agreement:

          (a) the Buyer shall assume ultimate control and management of the Business;

          (b) the Buyer shall employ the Key Employees subject to the terms of the Key Employee Contracts.

    2.3   CONTINUING OPERATIONS OF BUSINESS

          (a) The Buyer will continue the Business under the name of Infact as division of Buyer for a period of 2 years. All letterhead and other documentation used in the Business must clearly indicate that Infact is a name under which the Buyer is carrying on business.

          (b) The accounting for the Business shall be integrated with the Buyer's accounting but as a separate profit centre so as to enable Net Profits and Revenues of the Continuing Business to be readily calculated during the initial two year period for the purposes of this agreement.

          (c) The Buyer will conduct the Business reasonably for a term of two years. Without limiting the generality of the foregoing Tier will:

               * engage the Key Employees in terms of the Key Employment Contracts, to manage the business on a day to day basis with substantial management discretions including management of human resources issues, selection of client base, negotiation of client contracts and committing the Business in accordance with authorities which are consistent with the responsibilities Buyer has given to similarly situated managers;

               * take no action which would unreasonably inhibit the capacity of the Key Employees to maximise Revenue and Net Profit to the Business;

               * ensure as a minimum that the funding necessary to support the budgeted Revenue and Net Profit Performance Targets will be provided.

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                                                     Business Purchase Agreement

          (d) For the purpose of enabling the Seller to complete the orderly disposal of the Software Products Business, the parties acknowledge that the Seller will continue to operate the Software Products Business for a period not to exceed 30 months from the Purchase Date.

          (e) The Business Plan is a general non-binding statement of intent which is intended to set forth the general goals of the parties.

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3   PURCHASE PRICE

    3.1   PURCHASE PRICE

          (a) The Purchase Price is the total value of the Business Assets which is the total of the following amounts:

               (1) $4,800,000 cash which must be paid on Settlement Date or deposited into an interest bearing account pursuant to clause 3.10;

               (2) $1,500,000 which must be used by the Seller to subscribe for the Tier Shares pursuant to clause 3.4;

               (3) $1,200,000 which must be deposited into an interest bearing account pursuant to clause 3.5;

               (4) $450,000 payable in twelve equal quarterly payments without interest over the first three years from the Purchase Date; and

               (5)  any contingent amount payable as follows:

                    (A) subject to attainment of the First Performance Target - the First Performance Bonus; and

                    (B)  subject to attainment of the Second Performance Target
                         - the Second Performance Bonus.

          (b) The Purchase Price shall be apportioned among the Business Assets under clause 3.2 and clause 4 and as set out in the Settlement Statement.

          (c) The Purchase Price is payable under clauses 3,3, 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9.

    3.2   APPORTIONMENT

          (a) The Business Assets shall be valued and the Initial Purchase Price apportioned by the parties on or by the Settlement Date pursuant to the Settlement Statement.

          (b) If the Buyer pays the amount described in clauses 3.6, 3.7, 3.8 and 3.9 the additional amounts paid shall be apportioned among the Business Assets rateably in proportion to the amounts ascribed to the Business Assets in the Settlement Statement other than Tangible Assets which shall remain as agreed pursuant to clause 3.2((c)).

          (c) The Buyer and the Seller agree that the values assigned to all depreciated and depreciable Tangible Assets shall be at the written down value shown in the Accounts.

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                                                     Business Purchase Agreement

    3.3   PAYMENT AT SETTLEMENT

          Subject to section 18 and satisfaction of the Seller's performance of its obligations under clauses 11.2, 11.3, 11.4 and 11.5, at Settlement the Buyer must pay:

          (a)  to the Seller on account of the Purchase Price:

               (1) $4,800,000 in Immediately Available Funds on the Settlement Date or to be deposited into an interest bearing account pursuant to clause 3.10; and

               (2)  $1,500,000 by cheque drawn on the Buyer; and

          (b)  to the Escrow Agent:

               (1) $1,200,000 being the Escrow Cash in Immediately Available Funds.

    3.4   ESCROW OF TIER SHARES

          (a) The parties agree that the Seller must duly endorse the cheque referred to in clause 3.3((a))((2)) in favour of Tier Technologies to subscribe for the Tier Shares at Settlement on the Settlement Date. The Buyer agrees to procure that Tier Technologies shall in exchange issue the Tier Shares for delivery to the Escrow Agent within 7 days of the Settlement Date.

          (b) The Tier Shares will be held in escrow by the Escrow Agent in accordance with the Escrow Agreement from the Settlement Date.

          (c) With the exception of the restrictions referred to in the Tier Shares Agreement, the Warranties and the Escrow Agreement, the Tier Shares must be issued as fully paid shares of Class B common stock in Tier Technologies in accordance with all relevant legal requirements free from any Encumbrance. The Tier Shares will not be registered under the laws of the United States of America and are subject to various restrictions against resale or transfer.

          (d) The Seller has no legal or beneficial interest in the Tier Shares, notwithstanding that the Tier Share Certificates are issued in its name, unless and until and to the extent that they are released in accordance with clauses 3.6 and 3.7.

    3.5   ESCROW CASH

          (a) The Escrow Agent will deposit the Escrow Cash into an interest bearing account in accordance with the Escrow Agreement.

          (b) The Escrow Cash will be held by the Escrow Agent in accordance with the Escrow Agreement from the Settlement Date.

          (c) The Seller has no legal or beneficial interest in the Escrow Cash unless and until and to the extent that it is paid in accordance with clauses 3.6 and 3.7.

    3.6   RELEASE OF TIER SHARES AND ESCROW CASH ON FIRST ANNIVERSARY

          (a) Subject to clause 3.6((b)), within 180 days after the end of the first anniversary of the Purchase Date, the following Tier Share Certificates (with the worth of the Tier Shares being calculated on the basis set out in

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                                                                         Page 12
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                                                     Business Purchase Agreement

               the definition of "Tier Shares") and Escrow Cash will be released from escrow under the Escrow Agreement to the Seller:

               (1) if the Net Profit of the Continuing Business is greater than or equal to $800,000 and the Revenue of the Continuing Business is between $5,120,000 and $5,439,999 - $135,000 worth of Tier Shares (TIER SHARE CERTIFICATE A);

               (2) if the Net Profit of the Continuing Business is greater than or equal to $850,000 and the Revenue of the Continuing Business is between $5,440,000 and $5,759,999 - $337,500 worth of Tier Shares (TIER SHARE CERTIFICATES A AND B);

               (3) if the Net Profit of the Continuing Business is greater than or equal to $900,000 and the Revenue of the Continuing Business is between $5,760,000 and $6,079,999 - $675,000 worth of Tier Shares (TIER SHARE CERTIFICATES A, B AND C);

               (4) if the Net Profit of the Continuing Business is greater than or equal to $950,000 and the Revenue of the Continuing Business is between $6,080,000 and $6,399,999 - $750,000 worth of Tier Shares (TIER SHARE CERTIFICATES A, B, C AND D) and $262,500 of Escrow Cash; or

               (5) if the Net Profit of the Continuing Business is greater than or equal to $1,000,000 and the Revenue of the Continuing Business is greater than or equal to $6,400,000 - $750,000 worth of Tier Shares (TIER SHARE CERTIFICATES A, B, C, D AND
                    E) and $600,000 of Escrow Cash,

          in respect of the year ended on the day prior to the first anniversary of the Purchase Date.

          (b) Release of the Tier Shares and Escrow Cash in accordance with clause 3.6((a)), is subject to Tony Barker, one of the Key Employees, remaining employed by the Buyer in the Continuing Business for a period of 18 months from the Purchase Date, unless his Key Employee Contract is terminated by the Buyer for reasons other than cause as described in clause 14.2(a) of that Key Employee Contract.

          (c)  As soon as possible after the end of that year, the Buyer must:

               (1) calculate the Net Profit and the Revenue of the Continuing Business for that year in accordance with the Accounting Standards; and

               (2) notify the Seller in writing of such calculation including particulars of the Net Profit and Revenue included in such calculation. The Seller or its agent shall have the right on reasonable notice to inspect (and copy - at its cost and subject to entering into any agreement reasonably required by the Buyer to preserve the confidential nature of such information) all relevant records of the Buyer for the purpose of satisfying itself as to the accuracy or otherwise of the Buyer's calculation.

          (d) The Seller may, at any time within 30 days of receipt of notice under clause 3.6((c))((2)), dispute the Buyer's calculation of the Net Profit and/or

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                                                     Business Purchase Agreement

               Revenue of the Continuing Business for that year. In such case, the Seller must notify the Buyer of the dispute and set out in reasonable detail the basis upon which it claims to be in dispute, including the amount which it believes it is entitled pursuant to clause 3.6((a)). In the event that the Seller disputes such calculation, the matter must be referred by the Buyer and the Seller to an Independent Accountant with an instruction that the Independent Accountant select which of the Buyer's or the Seller's calculations is the more reasonable. The parties must co-operate fully with the Independent Accountant and make available to the Independent Accountant all relevant information and documents. The Independent Accountant will act as an expert and not an arbitrator and the decision of the Independent Accountant will be final and binding. The cost of the Independent Accountant shall be borne by which of the Buyer or the Seller was the person whose calculation was not determined the more reasonable by the Independent Accountant.

          (e) Upon final resolution by the parties of the Net Profit and Revenue calculations, the Buyer and Seller shall execute a Release Notice in accordance with the Escrow Agreement.

          (f) The Tier Shares not released in accordance with this clause 3.6 will be returned to Tier Technologies to be cancelled and the Escrow Cash not released in accordance with this clause 3.6 will be returned to the Buyer.

    3.7   RELEASE OF TIER SHARES AND ESCROW CASH ON SECOND ANNIVERSARY

          (a) Subject to clause 3.7((b)), within 60 days after the end of the second anniversary of the Purchase Date, the following Tier Share Certificates (with the worth of the Tier Shares being calculated on the basis set out in the definition of "Tier Shares") and Escrow Cash will be released from Escrow under the Escrow Agreement to the Seller:

               (1) if the Net Profit of the Continuing Business is greater than or equal to $1,200,000 and the Revenue of the Continuing Business is between $6,400,000 and $6,799,999 - $135,000 worth of Tier Shares (TIER SHARE CERTIFICATE F);

               (2) if the Net Profit of the Continuing Business is greater than or equal to $1,275,000 and the Revenue of the Continuing Business is between $6,800,000 and $7,199,999 - $337,500 worth of Tier Shares (TIER SHARE CERTIFICATES F AND G);

               (3) if the Net Profit of the Continuing Business is greater than or equal to $1,350,000 and the Revenue of the Continuing Business is between $7,200,000 and $7,599,999 - $675,000 worth of Tier Shares (TIER SHARE CERTIFICATES F, G AND H);

               (4) if the Net Profit of the Continuing Business is greater than or equal to $1,425,000 and the Revenue of the Continuing Business is between $7,600,000 and $7,999,999 - $750,000 worth of Tier Shares (TIER SHARE CERTIFICATES F, G, H AND I) and $262,500 of Escrow Cash; or

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                                                     Business Purchase Agreement

               (5) if the Net Profit of the Continuing Business is greater than or equal to $1,500,000 and the Revenue of the Continuing Business is greater than or equal to $8,000,000 - $750,000 worth of Tier Shares (TIER SHARE CERTIFICATES F, G, H, I AND
                    J) and $600,000 of Escrow Cash,

               in respect of the year ended on the second anniversary of the Purchase Date.

          (b) Release of the Tier Shares and Escrow Cash in accordance with clause 3.7((a)) is subject to Tony Barker, one of the Key Employees remaining employed by the Buyer in the Continuing Business for a period of 18 months from the Purchase Date, unless his Key Employee Contract is terminated by the Buyer for reasons other than cause as described in 14.2(a) of that Key Employee Contract.

          (c)  As soon as possible after the end of that year, the Buyer must:

               (1) calculate the Net Profit and the Revenue of the Continuing Business for that year in accordance with the Accounting Standards; and

               (2) notify the Seller in writing of such calculation including particulars of the Net Profit and Revenue included in such calculation. The Seller or its agent shall have the right on reasonable notice to inspect (and copy - at its cost and subject to entering into any agreement reasonably required by the Buyer to preserve the confidential nature of such information) all relevant records of the Buyer for the purpose of satisfying itself as to the accuracy or otherwise of the Buyer's calculation.

          (d) The Seller may, at any time within 30 days of receipt of notice under clause 3.7((c))((2)), dispute the Buyer's calculation of the Net Profit and/or Revenue of the Continuing Business for that year. In such case, the Seller must notify the Buyer of the dispute and set out in reasonable detail the basis upon which it claims to be in dispute, including the amount which it believes it is entitled pursuant to clause 3.7((a)). In the event that the Seller disputes such calculation, the matter must be referred by the Buyer and the Seller to an Independent Accountant with an instruction that the Independent Accountant select which of the Buyer's or the Seller's calculations is the more reasonable. The parties must co-operate fully with the Independent Accountant and make available to the Independent Accountant all relevant information and documents. The Independent Accountant will act as an expert and not an arbitrator and the decision of the Independent Accountant will be final and binding. The cost of the Independent Accountant shall be borne by which of the Buyer or the Seller was the person whose calculation was not determined the more reasonable by the Independent Accountant.

          (e) Upon final resolution by the parties of the Net Profit and Revenue calculations, the Buyer and Seller shall execute a Release Notice in accordance with the Escrow Agreement.

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                                                     Business Purchase Agreement

          (f) The Tier Shares not released in accordance with this clause 3.7 will be returned to Tier Technologies to be cancelled and the Escrow Cash not released in accordance with this clause 3.7 will be returned to the Buyer.

    3.8   FIRST PERFORMANCE TARGET - ADDITIONAL PURCHASE PRICE

          (a) The performance bonus payable in respect of the year ended on the day prior to the first anniversary of the Purchase Date will be as follows:

               (1) if the Net Profit of the Continuing Business is greater than or equal to $1,275,000 and the Revenue of the Continuing Business is between $6,800,000 and $7,199,999 - $50,000;

               (2) if the Net Profit of the Continuing Business is greater than or equal to $1,350,000 and the Revenue of the Continuing Business is between $7,200,000 and $7,599,999 - $125,000;

               (3) if the Net Profit of the Continuing Business is greater than or equal to $1,425,000 and the Revenue of the Continuing Business is between $7,600,000 and $7,999,999 - $250,000;

               (4) if the Net Profit of the Continuing Business is greater than or equal to $1,500,000 and the Revenue of the Continuing Business is between $8,000,000 and $8,999,999 - $350,000;

               (5) if the Net Profit of the Continuing Business is greater than or equal to $1,750,000 and the Revenue of the Continuing Business is between $9,000,000 and $9,999,999 - $450,000; or

               (6) if the Net Profit of the Continuing Business is greater than or equal to $2,000,000 and the Revenue of the Continuing Business is greater than or equal to $10,000,000 - $500,000.

          (b) Subject to clause 3.8((c)), if the First Performance Target is achieved, the Buyer must, within 180 days after the end of that year, pay the First Performance Bonus to the Seller in Immediately Available Funds.

          (c) Payment of the First Performance Bonus is subject to Tony Barker, one of the Key Employees remaining employed by the Buyer in the Continuing Business for a period of 18 months from the Purchase Date, unless his Key Employee Contract is terminated by the Buyer for reasons other than cause as described in clause 14.2(a) of that Key Employee Contract.

          (d)  As soon as possible after the end of that year, the Buyer must:

               (1) calculate the Net Profit and the Revenue of the Continuing Business for that year in accordance with the Accounting Standards; and

               (2) notify the Seller in writing of such calculation including particulars of the Net Profit and Revenue included in such calculation. The Seller or its agent shall have the right on reasonable notice to inspect (and copy - at its cost and subject to entering into any agreement reasonably required by the Buyer to preserve the confidential nature of such information) all relevant records of the Buyer for the purpose of satisfying itself as to the accuracy or otherwise of the Buyer's calculation.

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                                                     Business Purchase Agreement

          (e) The Seller may, at any time within 30 days of receipt of notice under clause 3.8((d))((2)), dispute the Buyer's calculation of the Net Profit and/or Revenue of the Continuing Business for that year. In such case, the Seller must notify the Buyer of the dispute and set out in reasonable detail the basis upon which it claims to be in dispute, including the amount which it believes it is entitled pursuant to clause 3.8((b)). In the event that the Seller disputes such calculation, the matter must be referred by the Buyer and the Seller to an Independent Accountant with an instruction that the Independent Accountant select which of the Buyer's or the Seller's calculations is the more reasonable. The parties must co-operate fully with the Independent Accountant and make available to the Independent Accountant all relevant information and documents. The Independent Accountant will act as an expert and not an arbitrator and the decision of the Independent Accountant will be final and binding. The cost of the Independent Accountant shall be borne by which of the Buyer or the Seller was the person whose calculation was not determined the more reasonable by the Independent Accountant.

    3.9   SECOND PERFORMANCE TARGET - ADDITIONAL PURCHASE PRICE

          (a) The performance bonus payable in respect of the year ended on the day prior to the second anniversary of the Purchase Date will be as follows:

               (1) if the Net Profit of the Continuing Business is greater than or equal to $1,700,000 and the Revenue of the Continuing Business is between $8,500,000 and $8,999,999 - $50,000;

               (2) if the Net Profit of the Continuing Business is greater than or equal to $1,800,000 and the Revenue of the Continuing Business is between $9,000,000 and $9,499,999 - $125,000;

               (3) if the Net Profit of the Continuing Business is greater than or equal to $1,900,000 and the Revenue of the Continuing Business is between $9,500,000 and $9,999,999 - $250,000;

               (4) if the Net Profit of the Continuing Business is greater than or equal to $2,000,000 and the Revenue of the Continuing Business is between $10,000,000 and $10,999,999 - $350,000;

               (5) if the Net Profit of the Continuing Business is greater than or equal to $2,250,000 and the Revenue of the Continuing Business is between $11,000,000 and $11,999,999 - $450,000;
                    or

               (6) if the Net Profit of the Continuing Business is greater than $2,500,000 and the Revenue of the Continuing Business is greater than $12,000,000 - $500,000.

          (b) Subject to clause 3.9((c)), if the Second Performance Target is achieved, the Buyer must, within 60 days after the end of that year, pay the Second Performance Bonus to the Seller in Immediately Available Funds.

          (c) Payment of the Second Performance Bonus is subject to Tony Barker, one of the Key Employees remaining employed by the Buyer for a period of 18 months after the Purchase Date, unless his Key Employee Contract is

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                                                     Business Purchase Agreement

               terminated by the Buyer for reasons other than cause as described in clause 14.2(a) of that Key Employee Contract.

          (d)  As soon as possible after the end of that year, the Buyer must:

               (1) calculate the Net Profit and the Revenue of the Continuing Business for that year in accordance with the Accounting Standards; and

               (2) notify the Seller in writing of such calculation including particulars of the Net Profit and Revenue included in such calculation. The Seller or its agent shall have the right on reasonable notice to inspect (and copy - at its cost and subject to entering into any agreement reasonably required by the Buyer to preserve the confidential nature of such information) all relevant records of the Buyer for the purpose of satisfying itself as to the accuracy or otherwise of the Buyer's calculation.

          (e) The Seller may, at any time within 30 days of receipt of notice under clause 3.9((d))((2)), dispute the Buyer's calculation of the Net Profit and/or Revenue of the Continuing Business for that year. In such case, the Seller must notify the Buyer of the dispute and set out in reasonable detail the basis upon which it claims to be in dispute, including the amount which it believes it is entitled pursuant to clause 3.9((b)). In the event that the Seller disputes such calculation, the matter must be referred by the Buyer and the Seller to an Independent Accountant with an instruction that the Independent Accountant select which of the Buyer's or the Seller's calculations is the more reasonable. The parties must co-operate fully with the Independent Accountant and make available to the Independent Accountant all relevant information and documents. The Independent Accountant will act as an expert and not an arbitrator and the decision of the Independent Accountant will be final and binding. The cost of the Independent Accountant shall be borne by which of the Buyer or the Seller was the person whose calculation was not determined the more reasonable by the Independent Accountant.

    3.10  EXTENSION OF PAYMENT

          (a) If at the Settlement Date the Seller has not delivered novations of all Contractors, Clients and Employee agreements then the Buyer may postpone effective settlement until 7 August 1998 or such earlier date as the Seller shall deliver such novations.

          (b) If the Buyer elects to postpone effective settlement under clause 3.10((a)) then the Buyer shall pay the Initial Purchase Price to the Escrow Agent to be held in an interest bearing deposit.

          (c) If by 7 August 1998 the Seller has not delivered all such novations then the Buyer may at its option determine not to proceed with the purchase in which case the whole of the moneys or shares held in any escrow shall be repaid to the Buyer and this agreement shall be deemed to be null and void ab-initio.

          (d) If the Buyer waives the delivery of any novations and proceeds with the purchase whether on or before 7 August 1998 then the Seller shall be

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                                                     Business Purchase Agreement

               entitled to be paid all of the moneys held in the initial purchase price escrow including interest accrued thereon.

          (e) The Seller shall maintain all its existing operating systems and controls for the conduct of the Business in the usual course until the Initial Purchase Price has been paid in accordance with clause 3.10((d)).

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4   SETTLEMENT STATEMENT

    4.1   SETTLEMENT STATEMENT

          (a) The Seller must prepare a draft of the Settlement Statement promptly and at least 5 Business Days before the Settlement Date.

          (b)  The Settlement Statement must set out, as at the Purchase Date:

               (1)  the value of the Business Assets; and

               (2)  the Receivables.

          (c) Subject to clause 3.2, the Buyer and the Seller must allocate the Initial Purchase Price among the Business Assets as soon as possible and no later than 5 Business Days after receipt of the first draft by the Buyer. If the Buyer and Seller do not agree on the value of an item with the period described, the value shall be determined by an Independent Accountant agreed by the Buyer and the Seller. The cost of such accountant shall be borne equally.

          (d) The Settlement Statement will be final and binding on the parties.

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5   PAYMENTS IN ADVANCE OR ARREARS

    5.1   ADVANCE PAYMENTS

          On the Settlement Date:

          (a)  the Buyer must account to the Seller for:

               (1) any payments in advance made by the Seller for goods or services to be supplied to the Business in the ordinary course of ordinary business after the Purchase Date to the benefit of the Buyer; and

               (2) any other payments in advance made by the Seller in respect of the Business in the ordinary course of ordinary business, the benefit of which is received by the Business after the Purchase Date; and

          (b) the Seller must account to the Buyer for any payments in advance received by the Seller for goods or services to be supplied in respect of the Business after the Purchase Date.

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    5.2   ARREARS PAYMENTS

          If the Buyer makes:

          (a) any payment in arrears for goods or services supplied to the Business before the Purchase Date; and

          (b) any other payment in arrears in respect of the Business where the benefit was received by the Business before the Purchase Date,

          (c) the Seller must reimburse the Buyer within 2 Business Days after the Seller receives evidence of payment.

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6   RECEIVABLES

    6.1   COLLECTION BY BUYER

          (a) The Seller is entitled to the Receivables but, subject to clause 6.5, must not attempt to collect them.

          (b) The Buyer must use its best endeavours to expedite collection on behalf of the Seller of those Receivables specified in the Settlement Statement.

          (c) Nothing in clause 6.1((b)) requires the Buyer to institute proceedings to recover any Receivable or to expedite collection of any receivable not specified in the Settlement Statement.

    6.2   ACCOUNTING FOR RECEIVABLES

          The Buyer must account to the Seller for payment of the Receivables as follows:

          (a) any amount received by the Buyer in payment of, or which is readily reconcilable with, specific Receivables or debts to the Buyer must be treated as a payment of those Receivables or debts to the Buyer (as the case may be); and

          (b) any amount received by the Buyer in payment of amounts which may include Receivables where:

               (1)  the debtor owes separate debts to the Buyer; and

               (2) where the amount paid is not identified by the debtor as a payment of, or is not readily reconcilable with, specific Receivables or specific debts to the Buyer,

               must be applied as follows and in the following order:

               (3) first, those debts of the Seller which have been outstanding the longest;

               (4) second, those debts of the Buyer which have been outstanding the longest.

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    6.3   WRITTEN ACCOUNT AND PAYMENT

          (a) On the first day of the month after the month in which the Settlement Date falls and after that on the first day of each month the Buyer must provide to the Seller a written account of the collection of the Receivables.

          (b) Immediately upon receipt by the Buyer of any Receivables payable to the Seller, the Buyer must pay the amount received to the Seller.

    6.4   BUYER TO PROVIDE INFORMATION

          The Buyer must provide to the Seller any information in relation to the collection of the Receivables which the Seller reasonably requests.

    6.5   SELLER'S RESPONSIBILITY

          The Seller is solely responsible for the collection of any Receivable not collected within 3 months after the Purchase Date.

    6.6   SELLER TO ACCOUNT TO BUYER

          Any moneys which the Seller receives from a Client in relation to services carried out by the Buyer after the Purchase Date (or from any other person for any other reason) must be immediately paid to the Buyer.

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7   CONTRACTS AND ASSETS LEASES

    7.1   TRANSFER OF CONTRACTS AND ASSETS LEASES

          (a) On the Purchase Date, the Seller must transfer the Contracts, the Assets Leases, at the Buyer's option either by assignment or by novation in a form reasonably acceptable to the Buyer.

          (b) If the consent of a third party is required for an assignment or novation under clause 7.1((a)), then the Seller must obtain that consent (at no cost to the Buyer).

          (c) If the method of transfer selected by the Buyer under clause 7.1((a)) is not possible, then the Seller must effect the transfer by the method not selected.

    7.2   POSITION PENDING TRANSFER OF CONTRACTS

          From the Purchase Date until each Contract is transferred but subject to clause 7.5:

          (a)  the Buyer must:

               (1) to the extent it lawfully can, perform at its expense all the obligations of the Seller under each Contract; and

               (2) indemnify the Seller against all losses, costs, payments, liabilities, charges, outgoings and expenses incurred after the Buyer has taken over performance of the Contract and as a result of any act or default of the Buyer in discharging the Seller's obligations under Contract; and

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                                                     Business Purchase Agreement

          (b) the Seller must within 2 Business Days after receipt pay to the Buyer any amount or account to the Buyer for any other benefit it receives in respect of each Contract.

    7.3 RIGHT OF USE OR OCCUPATION PENDING TRANSFER OF ASSETS LEASES AND SYDNEY LEASE

          (a) If an Assets Lease has not been transferred to the Buyer by the Purchase Date the Seller must:

               (1) allow the Buyer to use the property the subject of that Assets Lease as licensee from the Purchase Date until the transfer is completed;

               (2) take any action necessary to ensure that the Assets Lease is transferred in accordance with this agreement as soon as reasonably practicable after the Purchase Date;

               (3) indemnify the Buyer in respect of any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment which the Buyer pays, suffers, incurs or is liable for, by reason of any matter or thing in respect of any of the following:

                    (A) any breach of the Assets Lease including, but not limited to, any breach arising from the Buyer being permitted to use or occupy the property before any necessary consents have been obtained or formalised; or

                    (B) any relocation or disruption to the Buyer's business or any other consequence suffered because the Buyer has had to relinquish or vacate the property as a result of any action on the part of the lessor.

          (b) Clause 7.3((a))((3)) does not apply if the breach is due to any act or default of the Buyer in relation to obligations which it can lawfully perform under the Assets Lease.

          (c)  Subject to clause 7.3((a))((3)), the Buyer must:

               (1) to the extent it lawfully can, perform at its expense all the obligations of the Seller under the Assets Lease; and

               (2) indemnify the Seller against all losses, costs, payments, liabilities, charges, outgoings and expenses incurred after the Buyer has taken over performance of the Assets Lease and as a result of any act or default of the Buyer in discharging the Seller's obligations under the Assets Lease.

     7.4   CLAIMS BY THIRD PARTIES

          If any person is required to make a payment under a Contract or Assets Lease the benefit of which accrues to the Buyer under this agreement and that person claims or exercises any right of set-off or counterclaim in respect of anything done or not done by the Seller before the later of:

          (a)  the Purchase Date; or

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                                                     Business Purchase Agreement

          (b) the assignment or novation of that Contract or Assets Lease in accordance with this agreement,

          then the Seller must immediately on demand pay as the Buyer directs the difference between the payment which would have been received had the right of set-off or counterclaim not been exercised and the payment actually received.

    7.5   FAILURE TO TRANSFER CONTRACT, ASSETS LEASE OR SYDNEY LEASE

          (a) If within 20 Business Days after the Settlement Date a Contract or Assets Lease has not been transferred to the Buyer in accordance with this agreement or on other terms and conditions acceptable to the Buyer, the Buyer may at its sole discretion require the Seller either to terminate that Contract or Assets Lease or to exclude it from this agreement.

          (b) The Seller indemnifies the Buyer against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment which the Buyer pays, suffers, incurs or is liable for in respect of the termination or exclusion from this agreement of any Contract or Assets Lease in the circumstances specified in clause 7.5((a)).

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8   EMPLOYEES AND CONTRACTORS

    8.1   OFFER OF EMPLOYMENT BY BUYER

          (a) During the period which is not more than seven days prior to the Settlement Date, the Buyer must offer in writing in terms of annexure H to employ the Employees with effect from the Purchase Date, on terms and conditions of employment as favourable as those disclosed to the Buyer as their current terms and conditions as set out in annexure C.

          (b) The Buyer must state in its offer of employment and in any contract arising from acceptance of that offer that the offer is to be effective as at the Purchase Date.

          (c) The offer shall be conveyed by the Seller to the Employees and the Seller shall use its best endeavours to procure by the Settlement Date acceptance by the Employees of the Buyer's offers of employment.

          (d) If an Employee advises the Seller that he accepts the Buyer's offer of employment, the Seller must immediately advise the Buyer of the acceptance.

    8.2   KEY EMPLOYEE CONTRACTS

          (a) The Seller shall procure that the Key Employees duly execute the Key Employee Contracts prior to the Settlement Date but with effect from the Purchase Date.

          (b) The Seller shall notify and deliver the duly executed Key Employee Contracts to the Buyer as soon as practicable after such execution occurs.

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    8.3   TERMINATION BY SELLER

          (a)  On the Settlement Date the Seller must:

               (1) release the Transferring Employees from employment with the Seller, that release to take effect as at the Purchase Date; and

               (2) pay the Transferring Employees any entitlement to wages, salaries, remuneration, compensation or benefits arising out of their employment, due to or accrued by them at the Purchase Date.

          (b) Clause 8.3((a))((2)) does not apply to annual leave, leave loading or long service leave but does apply to sick leave.

    8.4   NON-TRANSFERRING EMPLOYEES

          The Seller is solely responsible for the wages, salaries, annual leave, leave loading, long service leave, sick leave and any other remuneration, compensation or benefits (including any entitlement to severance or redundancy payments) of those Employees who do not accept the Buyer's offer of employment, arising out of their employment or the termination of their employment, whether under any agreement, statute, industrial award or in any other way.

    8.5   ALLOWANCES

          At the Settlement Date, the Seller must pay to the Buyer by bank cheque an amount equal to the monetary value of:

          (a) the annual leave and leave loading accrued by the Transferring Employees as at the Purchase Date; and

          (b) 64% of (being the after tax amount) the long service leave for periods of service accrued by, or vested in, the Transferring Employees as at the Purchase Date.

    8.6   INDEMNITY

          The Buyer indemnifies the Seller against any liability to a Transferring Employee for annual leave, leave loading or long service leave for which the Seller has made a payment to the Buyer under clause 8.5.

    8.7   NOVATION OF CONTRACTORS

          On or as soon as practicable after the date of this agreement, but before the Settlement Date, the Buyer must offer in writing to the Contractors in terms of annexure G to engage the Contractors with effect from the Purchase Date, on terms and conditions of contract as favourable as those disclosed to the Buyer as the current terms and conditions as set out in annexure B.

    8.8   ENGAGEMENT OF CONTRACTORS BY BUYER

          (a) On the Settlement Date, the Buyer and the Seller agree that with effect as at the Purchase Date:

               (1) the Seller shall release the Transferring Contracts from engagement with the Seller; and

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                                                     Business Purchase Agreement

               (2) the Buyer shall engage the Transferring Contractors pursuant to the Contractor Novation Agreements, which shall be duly executed by the Seller upon or as soon as practicable after due execution by the Contractor.

          (b) The Seller must notify the Buyer immediately when a Contractor executes a Contractor Novation Agreement.

    8.9   THE SELLER TO PAY OUT CONTRACTORS

          No later than 5 Business Days after the end of the month in which the Settlement Date occurs, the Seller must pay each Transferring Contractor all moneys due or accrued to the Contractor pursuant to the Contractor Contract as at the Purchase Date.

    8.10  CONTRACTORS AND EMPLOYEES VALUE

          The Seller and the Buyer acknowledge and agree that the acquisition of substantially all of the Employees and substantially all of the Contractors by the Buyer is fundamental to the success of the acquisition of the Business from the Seller. The sale of the Business and the release by the Seller of the Transferring Employees and the Transferring Contractors pursuant to this agreement provides the Buyer with valuable rights to employ and engage the Transferring Employees and Transferring Contractors.

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9   SUPERANNUATION

    9.1   SELLER TO MAKE PAYMENTS

          Contemporaneous with the payment to Employees described in clauses 8.3 and 8.4, the Seller must pay to the fund of each Employee described in schedule 10, their superannuation entitlement to the Purchase Date.

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10  PERIOD BEFORE SETTLEMENT

    10.1   CARRYING ON OF THE BUSINESS - BY THE SELLER

          (a) The Seller hereby warrants to the Buyer that for each of the three Months of August, September and October 1998 the Net Profit of the Business will not be less than $10,000 per Month.

          (b) For the purposes of determining the Net Profit from the Business referred to in clause 10.1((a)), the Seller and the Buyer agree that they shall calculate such Net Profit using the same Accounting Standards and application as used by the Buyer during each of the 12 Months immediately preceding the Purchase Date.

          (c) If the Seller and the Buyer can not agree on the calculation of Net Profit referred to in this clause 10.1, the matter must be referred by the Buyer and the Seller to an Independent Accountant, including the amount of the Net Profit which each party believes is correct, with an instruction that the

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                                                     Business Purchase Agreement

               Independent Accountant select which of the Buyer's or the Seller's calculations is the more reasonable. The parties must co-operate fully with the Independent Accountant and make available to the Independent Accountant all relevant information and documents. The Independent Accountant will act as an expert and not an arbitrator and the decision of the Independent Accountant will be final and binding. The cost of the Independent Accountant shall be borne by which of the Buyer or the Seller was the person whose calculation was not determined the more reasonable by the Independent Accountant.

          (d) If the Net Profit of the Business exceeds $75,000 in any of the months of August, September and October then the Buyer must, within 30 days after the end of that Month, pay the excess over $75,000 to the Seller in Immediately Available Funds which amount shall be treated as an increase in the goodwill of the Business.

          (e) The only derogation to the warranty in clause 10.1(a) which may be claimed by the Seller shall be if such profit is not achieved due to any act or omission of the Buyer which is not in the ordinary course of the Business as carried on by the Seller during the 12 Months immediately preceding the Purchase Date.

          (f) The parties acknowledge that to the extent that the Buyer shall make payments to the Seller, they shall be independent of any other bonus entitlements of the Seller under the terms of the agreement.

          (g)  Before the Settlement Date the Seller must not:

               (1) dispose of any Business Asset other than in the ordinary course of ordinary business;

               (2) acquire any Business Asset other than in the ordinary course of ordinary business; or

               (3)  enter into a Material Contract;

          (h) Before the Settlement Date other than in the ordinary course of business, the Seller must not employ any new person, terminate any Employee, change any term of employment or provide any bonus to any Employee.

          (i) Before the Settlement Date the Seller must not do, or omit to do, or allow to happen, anything which would make any Warranty false, misleading or incorrect when made or regarded as made under this agreement (except to the extent disclosed in the Disclosure Letter).

          (j) An obligation contained in clause 10.1 or a limitation contained in clause 10.1((f)) does not apply if the Buyer has given its prior written consent to the Seller in respect of a failure to comply with that obligation or limitation.

    10.2   FURTHER PERFORMANCE BY SELLER

          Subject to this agreement, from the Purchase Date and until such time as the Buyer receives a Client Novation Agreement duly executed by a Client, the Seller agrees that it shall continue to perform under the direction and control of the Buyer:

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                                                     Business Purchase Agreement

          (a) all terms and conditions of the relevant Client Contract in order to preserve the maximum economic benefit thereunder to the Buyer; and

          (b) assign all rights and benefits under the relevant Client Contact to the Buyer.

          The Buyer agrees to provide the Seller with such Transferring Employees and Transferring Contractors as the Seller shall reasonably require to perform such terms and conditions. All expenses incurred in such performance and all revenues and profit derived therefrom shall be for the account of the Buyer.

    10.3  ACCESS

          Before the Settlement Date the Seller must:

          (a) allow the Buyer, and any person authorised by the Buyer, reasonable access during normal business hours to inspect the Business Assets and the Business Records and the Property; and

          (b) promptly provide the Buyer with all explanations and information it requests in respect of the Business, the Business Assets, the Property, the Employees and the Contractors.

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11  PURCHASE DATE AND SETTLEMENT

    11.1  DATE FOR SETTLEMENT

          Settlement must take place at the office of Messrs Freehill Hollingdale & Page, Level 38, MLC Centre, Martin Place, Sydney at noon on 31 July 1998, subject to clauses 18 and 3.10.

    11.2  DELIVERY OF DOCUMENTS AT SETTLEMENT DATE

          On the Settlement Date, the Seller must give to the Buyer the following documents executed by the Seller:

          (a) such Client Novation Agreements as have been duly executed by Clients;

          (b)  the Property Lease;

          (c) assignments or novations of the Assets Leases in a form and substance acceptable to the Buyer;

          (d)  assignment of the Trade Marks, in the form of annexure N;

          (e)  assignment of the Copyright in the form of annexure O;

          (f) the Business Names Assignment and Licence and any completed forms necessary for the Buyer to continue to have the use and benefit of the business name Infact and for the Seller to have the use and benefit of the business name "Infact Products" in accordance with the terms of the Business Names Assignment and Licence;

          (g) resolutions of directors and unitholders of the Infact Unit Trust dated on or before the Purchase Date approving the sale of the Business to the Buyer;

          (h) completed forms necessary for the Seller and any Related Body Corporate of the Seller to change their name in accordance with clause 13.1; and

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                                                     Business Purchase Agreement

          (i) any other document reasonably required by the Buyer to transfer the Business Assets to the Buyer and to complete the sale under this agreement.

    11.3  DELIVERY OF TANGIBLE ASSETS

          The Seller must deliver the Tangible Assets to the Buyer on the Settlement Date.

    11.4  DELIVERY OF BUSINESS RECORDS AND DOCUMENTS OF TITLE

          On the Settlement Date, the Seller must give to the Buyer:

          (a) executed and, where applicable, stamped and registered originals of the Assets Leases and the Sydney Lease;

          (b) registration certificates and other documents of title for the Trade Marks;

          (c)  full and complete Business Records (other than Excluded Records);

          (d)  a copy of the Excluded Records;

          (e)  the Accounts; and

          (f) any other document reasonably required by the Buyer to evidence the title of the Seller to the Business Assets.

    11.5  DELIVERY OF EMPLOYMENT AND CONTRACTOR DOCUMENTS

          On the Settlement Date, the Seller must give to the Buyer the following documents which have not already been delivered:

          (a) all accepted offers of employment referred to in clause 8.1 duly executed by the Transferring Employees;

          (b)  the 2 Key Employee Contracts duly executed by the Key Employees;

          (c) all Contractor Novation Agreements duly executed by the Transferring Contractors; and

          (d) any other document reasonably required by the Buyer to evidence the terms and conditions of the employment of the Employees and the Key Employees or the engagement of the Contractors.

    11.6  BUYER'S OBLIGATIONS AT SETTLEMENT

          Subject to the Seller's performance of its obligations under clauses 11.2, 11.3, 11.4 and 11.5 and subject to clauses 18 and 3.10 at Settlement the Buyer must:

          (a) deliver to the Seller counterparts, executed by the Buyer, of those documents listed in clauses 11.2, 11.4 and 11.5 that are to be executed by the Buyer; and

          (b)  comply with its obligations under clauses 3.3, 3.4 and 3.5.

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12  TITLE AND RISK

    12.1  TITLE

          Title to the Business Assets passes to the Buyer on the Purchase Date.

    12.2  RISK

          Risk in the Business Assets passes to the Buyer on the Purchase Date.

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13  CHANGE OF NAMES

    13.1  CHANGE OF COMPANY NAME

          On Settlement or at any time thereafter, the Seller must change its name and the name of any Related Body Corporate to a name that does not include the word "Infact" or any similar words resembling, or likely to be mistaken for or confused with, the word "Infact".

    13.2  USE OF BUSINESS NAMES

          The Seller shall be permitted to continue to conduct the Software Products Business under the business name "Infact Products" for a term not exceeding 30 months from the Purchase Date under the terms of the Business Names Assignment and Licence.

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14  CONTINUING COOPERATION

    14.1  CARRYING ON OF BUSINESS

          For 6 months after the Purchase Date, the Seller must (at the cost of the Seller) use its best endeavours to make available to the Buyer the information necessary to acquaint the Buyer with the manner in which the Business was conducted in the 3 calendar years preceding the Purchase Date.

    14.2  TRADE CONNECTIONS

          For 12 months after the Purchase Date, the Seller must (at the cost of the Seller) use its best endeavours to introduce representatives of the Buyer to suppliers and customers of the Business and to encourage them to maintain their level of trade with the Business.

    14.3  CUSTOMER ENQUIRIES

          After the Purchase Date the Seller must:

          (a) promptly and at its own cost refer to the Buyer any enquiry made to it in respect of the Business; and

          (b) not refer any enquiry referred to in clause 14.3((a)) to any person other than the Buyer.

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    14.4  DOCUMENTS TO BE AVAILABLE AFTER THE PURCHASE DATE

          As soon as possible after the Purchase Date the Seller must notify the Buyer of:

          (a) any assignments, novations or consents to the assignment or novation of the Client Contracts, Contractor Contracts and the Assets Leases obtained by the Seller, when they become available to the Seller;

          (b) access to invoice originals and detailed debtors' statements in respect of the Receivables reasonably necessary for the Buyer to collect them and account under clause 6; and

          (c) all other documents in respect of the Business which the Buyer requests and will reasonably need in order to carry on the Business or to comply with its obligations under this agreement.

    14.5  PREPARATION OF FINANCIAL STATEMENTS

          In addition to providing the Accounts delivered on the Settlement Date, Seller shall make available to the Buyer or its accountants the information necessary to facilitate the audit of such Accounts and shall provide reasonable assistance for this purpose.

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15  AFTER SALES SERVICE

    15.1  SUPPLY OF AFTER-SALES SERVICE

          (a)  After the Purchase Date, the Buyer may, but is not obliged to:

               (1) remedy any defect in the services supplied by the Seller in the Business before the Purchase Date;

               (2) supply after-sales service which the Seller undertook to perform in respect of services supplied by the Seller in the Business before the Purchase Date; and

               (3) perform the obligations which the Seller undertook to perform under any guarantee or warranty given in respect of services supplied by the Seller in the Business before the Purchase Date.

          (b) If the Buyer chooses to remedy any defect or supply any service or perform any obligation referred to in clause 15.1((a)) provided:

               (1) the Buyer has first consulted with the Seller regarding the matter including the Buyer's proposed action in the matter;

               (2) the Buyer only provides such remedy, supply or performance which the Seller undertook to perform to the customer; and

               (3) the proposed remedy, supply or performance is to commence within 12 months after the Purchase Date,

          the Seller must (unless the Buyer has been paid by the customer for such remedy, supply or performance) pay the Buyer for the cost of remedying the defect or supplying the service or performing the obligation within 10 Business Days after a demand by the Buyer for payment.

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16  COMPETITION

    16.1  UNDERTAKINGS

          The Seller must not do, and must ensure that none of its Related Corporations does, any of the following without first obtaining the written consent of the Buyer:

          (a) directly or indirectly carry on (whether alone or in partnership or joint venture with anyone else) or otherwise be concerned with or interested in (whether as trustee, principal, agent, shareholder, unit holder or in any other capacity) any business similar to or competitive with the Business:

               (1)  in Australia for 3 years after the Purchase Date;

               (2)  in Australia for 2 years after the Purchase Date;

               (3)  in Australia for 1 year after the Purchase Date;

          (b) solicit or persuade any person or corporation which is a customer or client of the Buyer, or who was in the 12 month period before the Purchase Date a customer or client of or in respect of the Business, to cease doing business with the Buyer as purchaser of the Business or reduce the amount of business which the customer or client would normally do in respect of the Business:

               (1)  for 3 years after the Purchase Date;

               (2)  for 2 years after the Purchase Date;

               (3)  for 1 year after the Purchase Date;

          (c) accept from a customer or client referred to in clause 16.1((b)) any business of the kind ordinarily forming part of the Business:

               (1)  for 3 years after the Purchase Date;

               (2)  for 2 years after the Purchase Date;

               (3)  for 1 year after the Purchase Date;

          (d) at any time use or disclose to any third party any trade secrets, product information or confidential information of the Business which is not generally known or available in the market place or which but for a breach of this clause 16.1((d)) would not be generally known or available in the market place; or

          (e) at any time induce or attempt to induce any person who is at the Purchase Date or who later becomes an employee of the Buyer in the Business to terminate his or her employment with the Buyer.

    16.2  SEPARATE UNDERTAKINGS

          If any part of an undertaking in clause 16.1 is unenforceable, it may be severed without affecting the remaining enforceability of that or the other undertakings.

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                                                     Business Purchase Agreement

    16.3  VALUE OF THE BUSINESS

          The Seller agrees that:

          (a) any failure to comply with clause 16.1 would diminish the value of the Business Assets; and

          (b) the restrictive undertakings in clause 16.1 are reasonable and necessary for the protection of the Business Assets and must be given full effect.

    16.4  LEGAL ADVICE

          The Seller acknowledges that in relation to this agreement and in particular this clause 16 they have received legal advice.

    16.5  INJUNCTION

          The Seller acknowledges that monetary damages alone would not be adequate compensation to the Buyer for the Seller's breach of clause
          16.1 and that the Buyer is entitled to seek an injunction from a court of competent jurisdiction if:

          (a) the Seller fails to comply or threatens to fail to comply with clause 16.1; or

          (b) the Buyer has reason to believe the Seller will not comply with clause 16.1.

    16.6  SURVIVAL OF OBLIGATIONS

          The Seller's obligations under this clause 16 survive the Settlement of this agreement.

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17  WARRANTIES AND GENERAL INDEMNITIES

    17.1  GIVING OF WARRANTIES

          (a) Subject only to clear and specific qualifications made in the Disclosure Letter, the Seller gives the Warranties in favour of the Buyer:

               (1)  as at the date of this agreement;

               (2)  as at the Purchase Date;

               (3)  for each day up to Settlement; and

               (4)  as at Settlement.

          (b) In entering this agreement, the Buyer has relied on the Warranties given by the Seller.

    17.2  BUYER'S INVESTIGATION

          Any investigation (whether before or after the date of this agreement) made by or for the Buyer in respect of the Business or a Business Asset or the Employees or Contractors does not affect either:

          (a)  the Warranties; or

          (b) the rights, powers, authorities or discretions of the Buyer if a Warranty is not true or correct or is misleading.

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                                                     Business Purchase Agreement

    17.3  INDEPENDENT WARRANTIES

          Each Warranty is to be construed independently and is not limited by reference to any other Warranty.

    17.4  INDEMNITY

          The Seller indemnifies the Buyer in respect of any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment which the Buyer pays, suffers, incurs or is liable for, by reason of any matter or thing in respect of any of the following:

          (a) any matter or thing in respect of the Business being other than as represented or warranted in this agreement; and

          (b)  any breach by the Seller of this agreement.

   17.5   MINIMUM CLAIM UNDER WARRANTIES

          The Buyer shall not be entitled to claim any compensation for any breach of Warranty unless the amount claimed for a breach of a Warranty exceeds $10,000.

--------------------------------------------------------------------------------
18  RESCISSION AND DAMAGES

    18.1  RIGHT OF BUYER TO RESCIND

          (a) If at any time up to Settlement or effective settlement under clause 3.10:

               (1)  the Seller materially breaches this agreement; or

               (2) any Warranty is or becomes false, misleading or incorrect when made or regarded as made under this agreement and the damage reasonably foreseeable from such fact may exceed $10,000; or

               (3) a material adverse change occurs affecting the Business, the Business Assets or the financial or trading position or prospects of the Business; or

               (4) any investigation made by or for the Buyer in respect of the Business discloses information which is likely to materially affect the value of the Business to the Buyer,

          then the Buyer may, by giving written notice to the Seller before or at Settlement, elect to:

               (5) complete this agreement but without prejudice to any rights and remedies it may have as a result of any matter described in 18.1((a))((1)) and ((2)); or

               (6) delay for a period of one month Settlement to determine whether any of the matters referred to in clauses 18.1((a))((1)), ((2)) or ((3)) are remedied or cured within that period (in which case the Settlement Date shall be deemed to mean the expiry of that one month period); or

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                                                     Business Purchase Agreement

               (7) terminate this agreement and the Business, the Business Assets, the Employees and Contractors and all other incidents of the property, people and things acquired by the Buyer pursuant to this agreement shall revert to the Seller as an offset against the Buyer's payment and any other obligations on Settlement. Any such reversion shall be a complete discharge of all liabilities between the parties arising from this agreement, as if the acquisition on the Purchase Date had never taken place.

          (b) In the event that Settlement has not taken place by 30 August 1998 the Seller or the Buyer may make the election described in clause 18.1((a))((7)).

    18.2  INTEREST ON MONEYS IN DEFAULT

          If either party defaults in the payment of any moneys due under this agreement then interest at the rate for the time being fixed under
          Section 2 of the Penalty Interest Rates Act 1983 computed upon the money overdue during the period of default shall be paid without prejudice to any other rights of the non-defaulting party.

    18.3  TIME OF THE ESSENCE

          Time shall be of the essence under this agreement.

    18.4  RIGHT OF SELLER TO RESCIND FOR DEFAULT IN SETTLEMENT

          If the Buyer defaults in the payment of the Initial Purchase Price due to causes beyond its reasonable control and the default is not remedied within 3 Business Days, this agreement shall be at an end.

--------------------------------------------------------------------------------
19  PROPERTY LEASE

          The Buyer will on or before Settlement lease the Property from the Seller upon the terms and conditions of the Property Lease.

--------------------------------------------------------------------------------
20  DUTIES, COSTS AND EXPENSES

    20.1  DUTIES

          The Buyer must pay any Duty in respect of the execution, delivery and performance of:

          (a)  this agreement; and

          (b) any agreement or document entered into or signed under this agreement,

          except that the Seller must pay any Duty in respect of the transfer described in clause 18.1((a))((7)).

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                                                     Business Purchase Agreement

    20.2  COSTS AND EXPENSES

          Subject to clause 20.1, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery, stamping and registration of this agreement and any other agreement or document described in clause 20.1((b)).

    20.3  COSTS OF PERFORMANCE

          Any action to be taken by the Buyer or the Seller in performing its obligations under this agreement must be taken at its own cost and expense unless otherwise provided in this agreement.

--------------------------------------------------------------------------------
21  DISPUTE RESOLUTION

          (a) A party claiming that a dispute has arisen, must give written notice to the other party specifying the nature of the dispute.

          (b) On receipt of the notice specified in (a) the parties to the dispute must within seven (7) days of receipt of said notice seek to resolve the dispute.

          (c) If the dispute is not resolved within 7 days or within such further period as the parties agree then the dispute is to be referred for mediation to the Australian Commercial Disputes Centre (ACDC).

          (d) The mediation shall be conducted in accordance with ACDC Mediation Guidelines which set out the procedures to be adopted, the process of selection of the mediator and the costs involved and which terms are hereby deemed incorporated.

          (e) Only, in the event that the dispute has not settled within 28 days (or such other period as agreed to in writing between the parties hereto) after commencement of bona fide mediation proceedings (which shall be deemed to have commenced only upon the appointment of a mediator), the dispute may be submitted to litigation in a court of competent jurisdiction.

          (f)  This clause shall not merge upon Settlement.

--------------------------------------------------------------------------------
22  GENERAL

    22.1  NOTICES

          (a) Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to this agreement:

               (1) must be in legible writing and in English addressed as shown below:

                    (A)  if to the Seller

                         Address:    4th Floor, 333 Flinders Lane
                                     Melbourne VIC 3000
                         Attention:  Mike van de Wiel/Tony Barker
                         Facsimile:  03 9621 1951

                    (B)  if to the Buyer:

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

                                                     Business Purchase Agreement

                         Address:    99 Walker Street
                                     North Sydney, NSW 2060
                         Attention:  Managing Director
                         Facsimile:  02 9510 0061

                         with a copy to: Tier Technologies, Inc

                         Address:    1350 Treat Boulevard
                                     Suite 250
                                     Walnut Creek
                                     California, USA 94596

                         Attention:  Chief Executive Officer

                         Facsimile:  (925) 937 3902;

               (2) where the sender is a company, must be signed by an Officer or under the common seal of the sender;

               (3) is regarded as being given by the sender and received by the addressee:

                    (A) if by delivery in person, when delivered to the addressee;

                    (B) if by post, 3 Business Days from and including the date of postage; or

                    (C) if by facsimile transmission, whether or not legibly received, when transmitted to the addressee,

                    but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee's time) it is regarded as received at 9.00 am on the following Business Day; and

          (b) A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after the transmission is received or regarded as received under clause 22.1((a))((3)) and informs the sender that it is not legible.

          (c) In this clause 22.1, a reference to an addressee includes a reference to an addressee's Officers, agents or employees.

    22.2  GOVERNING LAW AND JURISDICTION

          (a)  This agreement is governed by the laws of New South Wales.

          (b) Each party irrevocably submits to the exclusive jurisdiction of the courts of New South Wales.

    22.3  WAIVERS

          (a) Waiver of any right, power, authority, discretion or remedy arising upon a breach of or default under this agreement must be in writing and signed by the party granting the waiver.

          (b) A failure or delay in exercise, or partial exercise, of a right, power, authority, discretion or remedy arising from a breach of or default under this agreement, does not result in a waiver of that right, power, authority, discretion or remedy.

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

                                                     Business Purchase Agreement

          (c) A party is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this agreement or default under this agreement as constituting a waiver of that right, power, authority, discretion or remedy.

          (d) A party may not rely on any conduct of another party as a defence to exercise of a right, power, authority, discretion or remedy by that other party.

          (e)  This clause may not itself be waived except in writing.

    22.4  VARIATION

          A variation of any term of this agreement must be in writing and signed by the parties.

    22.5  CUMULATIVE RIGHTS

          The rights, powers, authorities, discretions and remedies of a party under this agreement do not exclude any other right, power, authority, discretion or remedy.

    22.6  NON-MERGER AND SURVIVAL OF WARRANTIES

          (a) Neither the Warranties nor any other provision of this agreement merges on Settlement.

          (b)  The Warranties survive Settlement of this agreement.

    22.7  CONTINUING INDEMNITIES AND SURVIVAL OF INDEMNITIES

          (a) Each indemnity of the Seller contained in this agreement is a continuing obligation of the Seller despite:

               (1)  any settlement of account; or

               (2)  the occurrence of any other thing,

          and remains in full force and effect until all money owing, contingently or otherwise, under any indemnity has been paid in full.

          (b)  Each indemnity of the Seller contained in this agreement:

               (1) is an additional, separate and independent obligation of the Seller and no one indemnity limits the generality of any other indemnity; and

               (2)  survives the termination of this agreement.

    22.8  FURTHER ASSURANCES

          Each party must do all things necessary to give full effect to this agreement and the transactions contemplated by this agreement.

    22.9  SPECIFIC PERFORMANCE

          The Seller acknowledges that monetary damages alone would not be adequate compensation to the Buyer for the Seller's breach of its obligations under this

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

                                                     Business Purchase Agreement

          agreement and that accordingly specific performance of those obligations is an appropriate remedy.

    22.10 ENTIRE AGREEMENT

          (a) This agreement supersedes all previous agreements in respect of its subject matter and embodies the entire agreement between the parties.

          (b) The Buyer acknowledges that no representations or warranties in connection with the sale of the Business or the Business Assets have been made by the Seller or anyone on behalf of the Seller other than the Warranties.

    22.11 THIRD PARTY RIGHTS

          No person (including, but not limited to, an Employee or Contractor) other than the Buyer, the Seller has or is intended to have any right, power or remedy or derives or is intended to derive any benefit under this agreement.

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                                                     Business Purchase Agreement



--------------------------------------------------------------------------------
EXECUTED AS AN AGREEMENT:


SIGNED FOR
INFACT PTY LIMITED
AS TRUSTEE OF THE INFACT UNIT TRUST
by its representative
in the presence of:



/s/                 CHESSELL                              /s/ M. VAN DE WIER
-------------------------------------                     -------------------------------------
Witness                                                   Representative


                    CHESSELL                                  M. VAN DE WIER
-------------------------------------                     -------------------------------------
Name (please print)                                       Name (please print)


SIGNED FOR
TIER TECHNOLOGIES (AUSTRALIA) PTY LIMITED by its representative in the presence of:



/s/  GEORGE K. ROSS                                       /s/ JAMES L. BILDNER
-------------------------------------                     -------------------------------------
Secretary/Director                                        Director





     GEORGE ROSS                                               JAMES BILDNER
-------------------------------------                     -------------------------------------
Name (please print)                                       Name (please print)

--------------------------------------------------------------------------------

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